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                                                               EXHIBIT 23(a)(19)

                                    ProFunds

                      Form of Amended Designation of Series

     The undersigned, being all of the Trustees of ProFunds (the "Trust"), a Delaware business trust, acting pursuant to Section 4.9.2 of the Amended and Restated Declaration of Trust dated October 28, 1997, hereby redesignate the shares of beneficial interest of one series of shares of the Trust, without in any way changing the rights or privileges of any such series or its shareholders, as follows:

          Former Designation                                         New Designation
          ------------------                                         ---------------
Entertainment and Leisure UltraSector ProFund       Leisure Goods & Services UltraSector ProFund
ProFund VP Entertainment & Leisure                  ProFund VP Leisure Goods & Services
Oilfield Equipment & Services UltraSector ProFund   Oil Drilling Equipment & Services UltraSector ProFund
ProFund VP Oilfield Equipment & Services            ProFund VP Oil Drilling Equipment & Services

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date set forth below.


Date: ________ , 2002
                                           _____________________________________
                                           Michael Sapir, as Trustee


                                           _____________________________________
                                           Russell S. Reynolds, III, as Trustee


                                           _____________________________________
                                           Michael Wachs, as Trustee